UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 11, 2005

REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)

(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements.

Item 4.01 Changes in Registrant’s Certifying Accountant

      On March 14, 2005, Regent Communications, Inc. (the “Company”) informed PricewaterhouseCoopers LLP (“PwC”) that at its meeting on March 11, 2005, the Company’s Audit Committee approved the dismissal of PwC as the Company’s independent registered public accounting firm upon completion of PwC’s integrated audit of the Company’s financial statements for the year ended December 31, 2004. On March 11, 2005, the Company’s Audit Committee appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm, subject to Deloitte’s completion of their customary client acceptance procedures.

      The reports of PwC on the Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

      During the years ended December 31, 2004 and 2003 and through March 16, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference thereto in its reports on the Company’s consolidated financial statements for such years.

      During the years ended December 31, 2004 and 2003, and through March 16, 2005, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

      The Company has requested that PwC furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above statements. Attached as Exhibit 16 is a copy of PwC’s letter, dated March 17, 2005.

      During the years ended December 31, 2004 and 2003, and through March 16, 2005 (the date Deloitte accepted its appointment), the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit	Description
16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 17, 2005.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2005	REGENT COMMUNICATIONS, INC.
	By:	/s/ Fred L. Murr
Fred L. Murr, Senior Vice President - Operations

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